UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2026
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Arhaus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41009 (Commission File Number)	87-1729256 (I.R.S. Employer Identification Number)
51 E. Hines Hill Road, Boston Heights, Ohio
(Address of Principal Executive Offices)
44236
(Zip Code)
(440) 439-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In order to better align its organizational structure with its strategic objective of enhancing its eCommerce platform, Arhaus, Inc. (the “Company”) has decided to separate its Marketing and eCommerce functions into distinct areas of focus under separate leadership. In connection with these organizational changes, Jen Porter, the Company's Chief Marketing and eCommerce Officer, separated from the Company effective July 15, 2026.  Subject to her timely execution and non-revocation of a customary release of claims, Ms. Porter will be entitled to receive severance benefits pursuant to the terms of her offer letter with the Company.

Item 9.01    Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page with Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of July, 2026.

ARHAUS, INC.

By:	/s/ Michael Lee
Name:	Michael Lee
Title:	Chief Financial Officer